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                                                                   EXHIBIT 4.4

         Rock-Tenn Company has excluded from filing herewith instruments relating to (i) the $5,850,000 Industrial Development Revenue Bonds (Rock-Tenn Converting Company Project), Series 1986, issued by the Waxahachie Industrial Development Authority; (ii) the $6,750,000 Economic Development Revenue Bonds (Rock-Tenn Company, Mill Division Inc. Project), Series 1995, issued by the City of Columbus, Indiana; (iii) the $3,300,000 Economic Development Revenue Bonds (Rock-Tenn Converting Company Facility), Series 1994, issued by the Maryland Industrial Development Financing Authority; (iv) the $4,000,000 Industrial Development Revenue Bonds (Rock-Tenn Converting Company Project), Series 1995, issued by the Industrial Development Board of the City of Tullahoma, Tennessee;
(v) the $2,750,000 Industrial Development Revenue Bonds (Rock-Tenn Converting Company Project, Series 1995, issued by the Industrial Development Board of the County of Wilson; (vi) the $2,500,000 Industrial Development Revenue Bonds (Rock-Tenn Converting Company Project), Series 1995, issued by the Development Authority of DeKalb County; (vii) the $2,500,000 Industrial Development Revenue Bonds (Rock-Tenn Converting Company Project), Series 1993, issued by the City of Harrison, Arkansas; (viii) the $1,500,000 Industrial Development Revenue Bonds (Rock-Tenn Company Mill Division, Inc.), Series 1996, issued by the Development Authority of DeKalb County; (ix) the $1,500,000 Industrial Development Revenue Bonds (Rock-Tenn Converting Company Project), Series 1996, issued by the Hart County Industrial Development Authority; (x) the $3,500,000 Industrial Development Revenue Bonds (Rock-Tenn Converting Company Project), Series 1997, issued by the Union County Industrial Facilities and Pollution Control Financing Authority; and (xi) the $25,000,000 Senior Unsecured Notes Purchase Agreement, dated as of July 1, 1992, between Rock-Tenn Company and Great-West Life and Annuity Insurance Company. Rock-Tenn Company hereby agrees to furnish a copy of the constituent agreements relating to these bonds to the Securities and Exchange Commission upon request.